UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2014

RUTHIGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2455 Bennett Valley Rd., Suite C116 Santa Rosa, California	95404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 525-9900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Restatement of Certificate of Incorporation

On March 26, 2014, Ruthigen, Inc. (the “Company”) filed a restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of its securities. As described in the Registration Statement on Form S-1 (File No. 333-190476) which was declared effective by the Securities and Exchange Commission on March 21, 2014, the Company’s board of directors and stockholders previously approved the Restated Certificate to be effective upon the closing of the initial public offering. The Restated Certificate amends and restates in its entirety the Company’s certificate of incorporation to, among other things:

•	authorize 100,000,000 shares of common stock; holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights; subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Company’s board of directors out of funds legally available for dividend payments; holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights; there are no redemption or sinking fund provisions applicable to the common stock; in the event of any liquidation, dissolution or winding-up of the Company’s affairs, holders of common stock will be entitled to share ratably in the Company’s assets that are remaining after payment or provision for payment of all of the Company’s debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any;

•	eliminate all references to the previously existing series of preferred stock and authorize 500,000 shares of undesignated preferred stock that may be issued from time to time by the board of directors without further stockholder authorization in one or more series upon the terms, limitations, voting rights, relative rights and preferences and variations designated by the board of directors; if issued, preferred stock would have priority over common stock with respect to dividends and other distributions, including the distribution of assets upon liquidation; although the Company has no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of the Company or an unsolicited acquisition proposal;

•	establish a classified board of directors with three classes, each to serve three-year terms, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election;

•	prohibit the removal of directors without cause;

•	require the approval of at least 80% of the shares entitled to vote at an election of directors to remove directors for cause;

•	permit the board of directors to alter, amend or repeal the bylaws without obtaining stockholder approval;

•	require the approval of at least 80% of the shares entitled to vote at an election of directors to adopt, amend or repeal the bylaws or repeal the provisions of the Restated Certificate regarding the election and removal of directors and the inability of stockholders to take action by written consent in lieu of a meeting or to call a special meeting of stockholders, among other provisions;

•	provide that special meetings of stockholders may be called only by the board of directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships;

•	prohibit stockholder action by written consent in lieu of a meeting, thereby requiring all stockholder actions to be taken at a duly called annual or special meeting of stockholders; and

•	provide for the indemnification of the Company’s directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

The foregoing description is qualified in its entirety by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

(b) Restatement of Bylaws

Effective as of March 26, 2014, the Company restated its bylaws (the “Restated Bylaws”) in connection with the closing of the Company’s initial public offering of its securities. The Company’s board of directors and stockholders previously approved the Restated Bylaws to be adopted effective upon the closing of the Company’s initial public offering. The Restated Bylaws amend and restate in their entirety the Company’s bylaws to, among other things:

•	permit the board of directors to alter, amend or repeal the bylaws without obtaining stockholder approval; or where stockholder approval is sought in lieu thereof, require the approval of at least 80% of the shares entitled to vote at an election of directors to adopt, amend or repeal the bylaws;

•	establish a classified board of directors with three classes, each to serve three-year terms, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election;

•	prohibit the removal of directors without cause;

•	require the approval of at least 80% of the shares entitled to vote at an election of directors to remove directors for cause;

•	prohibit stockholder action by written consent in lieu of a meeting, thereby requiring all stockholder actions to be taken at a duly called annual or special meeting of stockholders;

•	provide that special meetings of stockholders may be called only by the board of directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships;

•	establish advance notice requirements for nominations for election to the board of directors and for proposals to be acted upon at stockholder meetings; for example, the Restated Bylaws require that, except in certain cases, to be timely, a stockholder’s notice submitting a proposal or director nomination for consideration at the Company’s annual stockholder meeting must be delivered to the corporate secretary at the Company’s principal executive offices not less than 90 or more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company;

•	set forth the rights, powers and manner of acting of the board of directors and officers;

•	permit the board of directors to create committees of the board of directors; and

•	provide for the indemnification of the Company’s directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

The foregoing description is qualified in its entirety by reference to the Company’s Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01 Other Events.

On March 21, 2014, the Company announced that it had priced its initial public offering of 2,650,000 units, with each unit consisting of (i) one share of common stock and (ii) one Series A Warrant, at an initial public offering price of $7.25 per unit, less underwriting discounts and commissions and offering expenses. The Series A Warrant issued in the offering is exercisable for (x) one share of common stock and (y) one Series B Warrant to purchase one share of common stock. Net proceeds to the Company, after deducting underwriting discounts and commissions and estimated offering expenses, are approximately $15.4 million.

The Company’s press releases announcing the pricing of the offering is being filed herewith as Exhibit 99.1, and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

3.1	Restated Certificate of Incorporation of Ruthigen, Inc., effective as of March 26, 2014.
3.2	Restated Bylaws of Ruthigen, Inc., effective as of March 26, 2014.
99.1	Press release dated March 21, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTHIGEN, INC.

Date: March 31, 2014	/s/ Sameer Harish
Sameer Harish Chief Financial Officer